UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 21, 2007
Date of Report (Date of earliest event reported)

URANIUM ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-51663	98-0399476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9801 Anderson Mill Road, Suite 230, Austin, Texas	78750
(Address of principal executive offices)	(Zip Code)

(512) 828-6980
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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TABLE OF CONTENTS
Item	Description
5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
7.01	Regulation FD Disclosure
9.01	Financial Statements and Exhibits.

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SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03         Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment to Bylaws

In conjunction with the Company's previous application for the listing of its common stock on the American Stock Exchange ("AMEX"), the Company's Board of Directors previously finalized (on August 15, 2007) and, effective on October 21, 2007, recently ratified and confirmed, the rescission and replacement of Bylaw 2.9 of the Company's Amended and Restated Bylaws (the "Bylaws") in order to ensure, in accordance with the Rules of AMEX, that the Company's Bylaws not be interpreted so as to in any manner restrict or allow the closing of the Company's transfer book for any reason, including, without limitation, in connection with the determination of the record date for any stockholders' meeting. As such, the Company's Bylaw 2.9 has been rescinded and replaced in its entirety with the following new Bylaw 2.9:

"2.9 Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may fix a date not less than ten (10) days and not more than sixty (60) days prior to the holding of any such meeting as the day as of which stockholders entitled to notice and to vote at such meeting shall be determined; and only stockholders of record on such day shall be entitled to notice or to vote at such meeting. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof.".

Change in Fiscal Year

Effective also on October 21, 2007, the Company's Board of Directors ratified, confirmed and approved the changing of the Company's fiscal year end from December 31st to July 31st. The Company's Form 10-KSB for the fiscal year ended July 31, 2007 will cover the transition period created as a result of this change in the Company's fiscal year end.

SECTION 7 - REGULATION FD

Item 7.01 Regulation FD Disclosure.

As previously disclosed by the Company in a Current Report on Form 8-K as filed with the Securities and Exchange Commission (the "SEC") on June 7, 2007, the British Columbia Securities Commission (the "BCSC") issued a cease trade order with respect to the Company's securities (the "CTO"), which CTO was limited to the Province of British Columbia, as a consequence for the Company's failure to file a technical report under Canadian National Instrument 43-101 Standards of Disclosure for Mineral Projects ("NI 43-101") respecting its material property interests and for not disclosing historical mineral resources in its annual report. Under SEC rules disclosure of historical resources in an annual or other report is prohibited. The Company entered into a series of discussions with the BCSC in order to determine the appropriate manner to satisfy the concerns of the BCSC in order to have the CTO revoked.

As a result of such discussions the Company filed NI 43-101 technical reports for each of its Goliad and Cebolleta Projects and has issued a clarifying news release, dated October 19, 2007 (such new release as set forth in the Company's Current Report on Form 8-K as filed with the SEC on October 22, 2007). As a result the BCSC has now issued a Revocation Order, dated October 22, 2007, whereby the CTO is revoked and trading of the Company's securities may resume.

A copy of the BCSC's Revocation Order is attached to this Current Report on Form 8-K as Exhibit 99.1.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01         Financial Statements and Exhibits

(a)        Financial Statements of Business Acquired.

Not applicable.

(b)        Pro forma Financial Information.

Not applicable.

(c)        Shell Company Transaction.

Not applicable.

(d)        Exhibits.

Submitted herewith:
Exhibit	Description
99.1	Revocation of Cease Trade Order by the British Columbia Securities Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
URANIUM ENERGY CORP.
Date: October 23, 2007.	s/s "Pat Obara" By: Name: Pat Obara Title: Secretary, Treasurer and Chief Financial Officer

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